SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 31, 2002

PAVILION BANCORP, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-22461 (Commission File Number)	38-3088340 (IRS Employer Identification no.)

135 East Maumee Street Adrian, Michigan (Address of principal executive office)		49221 (Zip Code)

Registrant's telephone number, including area code: (517) 265-5144

Item 9.	Regulation FD Disclosure. Second Quarter Report sent to Shareholders on July 31, 2002.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 31, 2002	PAVILION BANCORP, INC. (Registrant)
	By:	/s/ Patrick K. Gill Patrick K. Gill President and Chief Executive Officer

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EXHIBIT INDEX

99.1            Second Quarter Report to Shareholders sent July 31, 2002

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EXHIBIT 99.1

PAVILION BANCORP, INC.

SECOND QUARTER STATEMENT
JUNE 30, 2002

Pavilion Bancorp, Inc.

135 East Maumee Street
Adrian, MI 49221
(517) 265-5144 or (800) 508-8346

www.bankoflenawee.com
www.bankofwashtenaw.com

PRESIDENT’S MESSAGE

To Our Shareholders:

A few weeks ago, a shareholder called to share some thoughts about our company. During the conversation, he commented that, while he had not always agreed with management’s decisions, he appreciated the fact that issues affecting our company – both positive and negative – had always been communicated directly and completely to all shareholders.

Consistent with that approach, this message will focus upon year-to-date earnings and the recent trading activity and performance of our stock.

As you may recall, our earnings in the first quarter of this year were up modestly over the same period in 2001. Through the end of the second quarter of this year, however, net income of $1,306,428, or $1.55 per share, decreased slightly more than ten percent when compared to the same period last year. Simultaneously, net loans outstanding grew by nearly three percent and total assets increased by more than five percent, ending the quarter at $281,506,049.

The causes of our earnings decline are easy to identify. First and foremost, inordinately low interest rates continued to exert pressure upon our fundamental revenue source, our net interest margin. Second, while mortgage rates remain attractively low, the wave of refinancing that contributed substantially to last year’s earnings has subsided. Third, while we have confidence in the overall quality of our loan portfolio, we believe that it is prudent to supplement our provision for loan losses and have taken steps to do so. Finally, as anticipated, expenses associated with the establishment of the Bank of Washtenaw negatively impacted near-term earnings. I am, however, pleased to report that our new bank is developing according to plan and should be profitable on a monthly basis in the very near future.

Positive earnings events have occurred, as well. While total deposits have increased nominally, the interest expense associated with those deposits declined by more than thirty percent on a year-to-year basis. In addition, given the level of growth occurring in our company, total operating expenses were well controlled. At this point, we remain optimistic that full-year 2002 earnings will compare favorably with those of last year.

Mirroring the substantial softness in the overall equity market, there has been pressure upon the trading price of our stock. A few hundred shares typically trade each month and, in late June, were doing so in the range of $48 to $51 per share. At that time, several thousand shares were simultaneously made available for sale, some of which were sold as low as $38 per share. There were subsequent, smaller trades in the $40 range. As of the date of this message, however, trades have been reported as low as $35 per share, with the most recent having occurred on July 24, 2002 at $41 per share.

In order to provide a more structured environment for the trading of our shares, we have followed the advice of our investment advisors and have listed Pavilion Bancorp, Inc. on the OTC Bulletin Board. Our shares have previously traded on the more informal Pink Sheet. Sometimes referred to as the “NASDAQ, Jr.”, the OTC Bulletin Board should make trading easier and more orderly. More importantly, our OTC Bulletin Board listing will allow us to familiarize more brokers and investment firms with our company.

Thank you for your continued interest in Pavilion Bancorp, Inc. I may be reached at (517) 266-5000 or pgill@pavilionbancorp.com. As always, I welcome your questions and comments.

Patrick K. Gill
President and Chief Executive Officer

This letter contains certain forward-looking statements that involve risks and uncertainties. When used in this letter the words “believe,” “expect,” “potential,” “optimistic,” and similar expressions identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning future asset quality and growth in assets and profitability and expected fiscal 2002 year-end results. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services, interest rates and fees for services. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this letter.

CONSOLIDATED BALANCE SHEET

                                                                             June 30,
                                                                            (unaudited)
                                                                   2002                    2001
Assets
    Cash and due from banks                                        $  12,827,521             $ 9,733,281
    Federal funds sold                                                 6,560,000                       -
    Commercial Paper                                                           -                       -
                                                                  --------------          --------------
      Total cash and cash equivalents                              $  19,387,521             $ 9,733,281

    Market value of securities available for sale                     26,387,801              29,186,991

    Total loans                                                      223,804,398             218,974,070
      Loans held for sale                                              1,323,520                 169,372
      Deferred loan origination (fees) costs, net                       (41,589)                 138,065
      Allowance for loan losses                                      (2,279,670)             (2,239,369)
                                                                  --------------          --------------
         Net loans                                                   222,806,659             217,042,138

      Premises and equipment, net                                      6,525,304               6,594,271
      Accrued interest receivable                                      1,833,883               1,756,850
      Other assets                                                     4,564,881               2,897,911
                                                                  --------------          --------------

         Total assets                                              $ 281,506,049           $ 267,211,442
                                                                  ==============          ==============

Liabilities and Shareholders' Equity
    Liabilities
      Deposits:
         Noninterest - bearing                                        47,994,795              45,279,068
         Interest - bearing                                          189,354,239             189,127,406
                                                                  --------------          --------------
           Total deposits                                            237,349,034             234,406,474
      Other borrowings                                                12,832,125               4,314,370
      Accrued interest payable                                           615,163                 848,621
      Other liabilities                                                2,156,661                 972,555
                                                                  --------------          --------------
         Total liabilities                                           252,952,983             240,542,020

    Shareholders' equity
      Common stock and paid-in capital, No par value:
         3,000,000 shares authorized; shares issued and
         outstanding 840,426 - 2002; 848,537 - 2001                   14,151,578              14,594,298
      Retained earnings                                               14,074,068              11,877,223
      Unrealized gain (loss) on securities available for sale            327,420                 197,901
                                                                  --------------          --------------

         Total shareholders' equity                                   28,553,066              26,669,422
                                                                  --------------          --------------

         Total liabilities and shareholders' equity                $ 281,506,049           $ 267,211,442
                                                                  ==============          ==============

CONSOLIDATED STATEMENT OF INCOME

                                                                      Six Months Ending June 30,
                                                                     2002                   2001
Interest Income
    Loans, including fees                                          $   8,698,724           $   9,935,844
    Securities                                                           725,715                 523,746
    Federal funds sold and other                                          42,044                 214,579
                                                                  --------------          --------------
      Total interest income                                            9,466,483              10,674,169

Interest Expense
    Deposits                                                           2,832,051               4,315,061
    Borrowed funds                                                       315,382                 212,758
                                                                  --------------          --------------
      Total interest expense                                           3,147,433               4,527,819
                                                                  --------------          --------------

Net Interest Income                                                    6,319,050               6,146,350
    Provision for loan losses                                            256,000                 144,000
                                                                  --------------          --------------

Net Interest Income After
    Provision For Loan Losses                                          6,063,050               6,002,350

Noninterest income
    Service charges on deposit accounts                                1,009,427                 653,611
    Gains on sales of loans                                            1,114,530               1,046,125
    Other                                                                182,194                 294,580
                                                                  --------------          --------------
      Total other income                                               2,306,152               1,994,316

Noninterest expense
    Salaries and employee benefits                                     3,844,976               3,335,284
    Premises and equipment                                             1,187,858                 974,888
    Other                                                              1,411,040               1,553,686
                                                                  --------------          --------------
      Total other expenses                                             6,443,874               5,863,858
                                                                  --------------          --------------

Income Before Income Taxes                                             1,925,328               2,132,808
    Federal income tax expense                                           618,900                 676,357
                                                                  --------------          --------------

Net Income                                                         $   1,306,428           $   1,456,451
                                                                  ==============          ==============

Earnings per common share:                                                $ 1.55                  $ 1.72

DIRECTORS:
Pavilion Bancorp, Inc.

Allan F. Brittain
Retired

Fred R. Duncan
Retired

Edward J. Engle, Jr.
President
Rima Manufacturing Company

William R. Gentner
President
Gentner, Inc.

Patrick K. Gill
President and Chief Executive Officer
Bank of Lenawee

Douglas L. Kapnick
President
Kapnick and Company, Inc.

J. Paul Rupert
President
Today's Office, Inc.

Emory M. Schmidt
Vice President
Brazeway, Inc.

J. David Stutzman
General Manager
Raymond and Stutzman LLC

OFFICERS:
Pavilion Bancorp, Inc.

Douglas L. Kapnick
Chairman of the Board

Patrick K. Gill
President and Chief Executive Officer

Pamela S. Fisher
Corporate Secretary

Loren V. Happel
Treasurer